SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)of
the Securities Exchange Act of 1934

                                September 11, 2003
(Date of Report (Date of Earliest Event Reported))

                                 LA-Z-BOY INCORPORATED
(Exact name of registrant as specified in its charter)

                                  MICHIGAN                                                                             38-0751137

                (State or other jurisdiction of                                                                   (I.R.S. Employer
                     incorporation or organization)                                                              Identification No.)

            1284 North Telegraph Road, Monroe, Michigan                                            48162-3390

                   (Address of principal executive offices)                                                     (Zip Code)

Registrant's telephone number, including area code (734) 241-4074

                                           None

        (Former name, former address and former fiscal year, if changed since last report.)

Item 9:  Regulation FD Disclosure.
On September 11, 2003, the Registrant issued a press release elaborating on a statement made by the Company’s chairman of the board. A copy of the press release is attached hereto as Exhibit 99.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LA-Z-BOY INCORPORATED —————————————— (Registrant)

Date: September 11, 2003

BY: /S/ Louis M. Riccio, Jr. —————————————— Louis M. Riccio, Jr. Corporate Controller On behalf of the registrant and as Chief Accounting Officer

Exhibit 99

NEWS RELEASE

Contact: Mark Stegeman	(734) 241-4418	mark.stegeman@la-z-boy.com

LA-Z-BOY ELABORATES ON CHAIRMAN’S STATEMENT

MONROE, MI. September 11, 2003 – La-Z-Boy Incorporated (NYSE, PCX: LZB) today elaborated on a statement made by its chairman, Patrick H. Norton, yesterday to Dow Jones Newswire regarding being “comfortable” with the consensus analyst EPS estimate, according to Thomson First Call, of $1.52 per share for the company’s full fiscal year ending April 2004. Kurt L. Darrow, La-Z-Boy’s president and CEO said, “As Pat noted yesterday, we have seen improvement in the retail furniture environment over the Labor Day selling period, but that certainly doesn’t make a year. The visibility and sustainability of retail furniture demand continues to be unpredictable, therefore we will not provide guidance beyond the current fiscal quarter.”

Forward-looking Information

Any forward-looking statements contained in this news release are based on current information and assumptions and represent management’s best judgment at the present time. Actual results could differ materially from those anticipated or projected due to a number of factors. These factors include, but are not limited to: changes in consumer sentiment or demand, changes in demographics, changes in housing sales, the impact of terrorism or war, energy price changes, the impact of logistics on imports, the impact of interest rate changes, potential impact of anti-dumping actions, the availability and cost of capital, the impact of imports, changes in currency rates, competitive factors, operating factors, such as supply, labor, or distribution disruptions including changes in operating conditions or costs, effects of restructuring actions, changes in the regulatory environment, the impact of new manufacturing technologies, factors relating to acquisitions and other factors identified from time to time in the company’s reports filed with the Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking statements, either to reflect new developments, or for any other reason.

Additional Information

This news release is just one part of La-Z-Boy’s financial disclosures and should be read in conjunction with other information filed with the Securities and Exchange Commission, which is available at http://www.la-z-boy.com/about/ir_sec.asp. Investors and others wishing to be notified of future La-Z-Boy news releases, SEC filings and quarterly investor conference calls may sign up at: http://my.lazboy.com/mygallery/investor_relations.cfm.

Background Information

With annual sales in excess of $2 billion, La-Z-Boy Incorporated is one of the world’s leading residential furniture producers, marketing furniture for every room of the home and office, as well as for the hospitality, health care and assisted-living industries. The La-Z-Boy Upholstery Group companies are Bauhaus, Centurion, Clayton Marcus, England, La-Z-Boy, La-Z-Boy Contract Furniture Group and Sam Moore, and the La-Z-Boy Casegoods Group companies are Alexvale, American Drew, American of Martinsville, Hammary, Kincaid, Lea and Pennsylvania House.

The corporation’s vast proprietary distribution network is dedicated exclusively to selling La-Z-Boy Incorporated products and brands, and includes 317 stand-alone La-Z-Boy Furniture Galleries® stores and 320 La-Z-Boy In-Store Gallerys, in addition to in-store gallery programs at the company’s Kincaid, Pennsylvania House, Clayton Marcus, England and Lea operating units. According to industry trade publication Furniture/Today, the La-Z-Boy Furniture Galleries retail network by itself represents the industry’s fifth largest U.S. furniture retailer and the second largest single source furniture retailer. Additional information is available at http://www.la-z-boy.com/